Collarini Associates
3100 Wilcrest Drive, Suite 140
Houston, Texas 77042
Tel. (832) 251-0160
www.collarini.com

April 4, 2014

Mr. Victor Perez

Glori Holdings Inc.

4315 South Drive

Houston, Texas 77053

Dear Mr. Perez:

We hereby consent to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-4 of Glori Acquisition Corp. and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and related prospectus of information contained in our report, dated January 1, 2014, relating to certain leasehold and royalty interests of Glori Holdings Inc. in and related to Shuck Field, Etzold Unit, located in Seward County, Kansas. We hereby further consent to the inclusion of the aforementioned report as an exhibit to such Registration Statement.

Very truly yours,

COLLARINI ASSOCIATES

Mitch Reece, P.E.

President

MCR/ldp

Collarini Engineering Inc.

Texas Board of Professional Engineers Registration F-5660